UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 28, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 28, 2017, Savara Inc. (“Savara”) entered into Amendment No. 1, effective September 30, 2017, to the Research Program Award Letter Agreement between Savara and Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”) dated September 30, 2013 (as amended, the “Award Agreement”), pursuant to which the amount of the development award available to Savara was increased by $5,000,000 to an aggregate of $6,700,000. CFFT is the nonprofit drug discovery and development affiliate of the Cystic Fibrosis Foundation, and the award is available to support the continued development of Savara’s AeroVanc program. The award can be drawn down by Savara as needed upon the achievement of certain milestones set forth in the Award Agreement.

Pursuant to the terms of the Award Agreement, if Savara elects to draw down the award, it is obligated to make royalty payments to CFFT upon the commercialization of AeroVanc. A payment equal to four times the amount Savara receives under the Award Agreement is due in three installments—33% due 60 days after first commercial sale of AeroVanc; 33% due within 90 days after the first anniversary of the first commercial sale of AeroVanc; and 34% due within 90 days after the second anniversary of first commercial sale of AeroVanc. Additionally, if net sales of AeroVanc exceed $50.0 million for any calendar year occurring during the first five years after the first commercial sale of AeroVanc, Savara must remit payment to CFFT equal to the amount received by Savara under the Award Agreement. Furthermore, if net sales exceed $100.0 million for any calendar year occurring during the first seven years after first commercial sale of AeroVanc, Savara must remit an additional payment to CFFT equal to the amount received by Savara under the Award Agreement. Lastly, Savara is obligated to make royalty payments to CFFT if Savara enters into a change of control transaction or a sale or license of the AeroVanc program with a third party equal to 7.5% of the amount received from the third party in connection with such transaction, up to a total of four times the amount received by Savara under the Award Agreement. Any such payments are to be credited against the royalty payments due upon commercialization of AeroVanc, and Savara must continue paying or cause the third party to assume any remaining royalties payable to CFFT pursuant to the Award Agreement.

The foregoing description of the Award Agreement is not complete and is qualified in its entirety by reference to the Award Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Research Program Award Letter Agreement between Savara Inc. and Cystic Fibrosis Foundation Therapeutics, Inc. dated September 30, 2013, as amended by Amendment No. 1, effective September 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2017		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer